EXHIBIT 10

                       Consent of Independent Accountants

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the use in this Post-Effective Amendment No. 34 under the Securities Act of 1933 and Amendment No. 36 under the Investment Company Act of 1940 to the registration statement on Form N-4 ("Registration Statement") of our reports each dated March 14, 2001 and our report dated February 15, 2001, relating to the financial statements of Phoenix Home Life Variable Accumulation Account and the consolidated financial statements of Phoenix Home Life Mutual Insurance Company, respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Hartford, Connecticut
October 26, 2001